SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILES 12:00 PM 02/07/1996
                                                       960036234 - 2590256

                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                         LSP ENERGY LIMITED PARTNERSHIP

            The undersigned, LSP Energy, Inc., being the only General Partner of LSP Energy Limited Partnership, and desiring to form a limited partnership pursuant to the laws of the State of Delaware, certifies as follows:

            1. The name of the Limited Partnership is LSP Energy Limited Partnership.

            2. The name and address of its registered agent is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

            3. The name and address of its General Partner is LSP Energy, Inc., c/o LS Power, LLC, Two Tower Center, 10th Floor, East Brunswick, New Jersey 08816.

                                                    LSP ENERGY, INC.


                                                    By: /s/ Frank E. Hardenbergh
                                                        ------------------------
                                                    Name: Frank E. Hardenbergh
                                                    Title: Vice President

Dated: February 7, 1996